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                                                                 Exhibit 12 (b)


                          DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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                                                                        QUARTER
                                                                         ENDED
                                                                        MARCH 31,
                                                                          2004
                                                                      -------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                          $126,314
  Plus:
     Fixed Charges (excluding capitalized interest)                       67,612
                                                                        --------

TOTAL EARNINGS                                                          $193,926
                                                                        ========

FIXED CHARGES:
     Interest expensed and capitalized                                  $ 66,649
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                     397
     An estimate of the interest component within rental expense             566
                                                                        --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                            67,612
                                                                        --------

Preferred dividends                                                        8,325
Ratio of pre tax income to net income                                      1.220
                                                                        --------

PREFERRED DIVIDEND FACTOR                                                 10,152
                                                                        --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                       $ 77,764
                                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS            2.49
                                                                        ========


EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                          $126,314
  Plus:
     Fixed Charges (excluding capitalized interest)                       48,630
                                                                        --------

TOTAL EARNINGS                                                          $174,944
                                                                        ========

FIXED CHARGES:
     Interest expensed and capitalized                                  $ 47,667
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                     397
     An estimate of the interest component within rental expense             566
                                                                        --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                            48,630
                                                                        --------

Preferred dividends                                                        8,325
Ratio of pre tax income to net income                                      1.220
                                                                        --------

PREFERRED DIVIDEND FACTOR                                                 10,152
                                                                        --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                       $ 58,782
                                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS            2.98
                                                                        ========
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